Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
ENTRY INTO FACILITIES STUDY AGREEMENTS --- COMPLETION OF VACANT LAND PURCHASE AGREEMENT --- POSTING OF PPA DEVELOPMENT SECURITIES --- POSTING OF INTERCONNECTION FINANCIAL SECURITIES

Vancouver, B.C. – March 18, 2013 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on February 27, 2013, the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into two Facilities Study Agreements (the “FAS Agreements for Adelanto West 1 and 2”) with Southern California Edison (“SCE”). The FAS Agreements for Adelanto West 1 and 2 relates to Coronus’ application for interconnection service and the CREST tariff for two 1.5 MW solar PV systems on the 40 acre parcel of vacant land, situated in the City of Adelanto, California, Coronus acquired on April 19, 2012. The FAS Agreements for Adelanto West 1 and 2 set forth the terms and conditions for SCE to perform a facilities study to determine the impacts that would result from interconnecting the Adelanto West 1 and 2 Projects and the adequacy of SCE’s electrical system to accommodate the Adelanto West 1 and 2 Projects. In addition, SCE shall make a refined determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Adelanto West 1 and 2 Projects. The estimated cost of the FAS Agreements for the Adelanto West 1 and 2 Projects is USD $15,000 per FAS Agreement. On entering into the FAS Agreements for Adelanto West 1 and 2, Coronus paid SCE USD $30,000 in deposits.

On March 5, 2013, Coronus completed the Vacant Land Purchase Agreement (the “Apple Valley East Re-Site Agreement (McGee)”), which Coronus entered into on February 8, 2013, as reported in the Company’s News Releases of February 13, 2013. Under the Apple Valley East Re-Site Agreement (McGee), Coronus acquired a 8.91 acre parcel of vacant land, situated east of Apple Valley, in the County of San Bernardino, California, from the McGee Living Trust. The purchase price Coronus paid was USD $100,000, all cash.

As reported in the Company’s News Releases of January 21, 2013, on January 15, 2013 (the “Adelanto West PPAs Effective Date”), Coronus’ wholly-owned subsidiaries, Coronus Adelanto West 1 LLC and Coronus Adelanto West 2 LLC, entered into two identical Power Purchase Agreements (the “Adelanto West PPAs”) with SCE. As the Company reported, on or before the thirtieth day following the Adelanto West PPAs Effective Date, Coronus was required to post and maintain with SCE development fees (the “Adelanto West PPAs Development Securities”) equal to USD $37,604 per Adelanto West PPA. On February 14, 2013, Coronus posted the Adelanto West PPAs Development Securities.

As reported in the Company’s News Releases of January 21, 2013, on January 15, 2013 (the “Yucca Valley East 3 PPA Effective Date”), Coronus’ wholly-owned subsidiary, Coronus Yucca Valley East 3 LLC entered into a Power Purchase Agreement (the “Yucca Valley East 3 PPA”) with SCE. As the Company reported, on or before the thirtieth day following the Yucca Valley East 3 PPA Effective Date, Coronus was required to post and maintain with SCE a development fee (the “Yucca Valley East 3 PPA Development Security”) equal to USD $37,604. On February 14, 2013, Coronus posted the Yucca Valley East 3 PPA Development Security.

On February 14, 2013, pursuant to the SCE interconnection requests for solar PV projects Coronus Adelanto West 1 and 2, Coronus posted with SCE the initial interconnection financial securities, in the amounts of USD $36,660 and USD $38,260, respectively. The posting amounts for the Coronus Adelanto West 1 and 2 projects were determined by the results of the System Impact Studies Coronus entered into with SCE on April 13, 2012, which the Company first reported in its News Release of April 20, 2012.

On February 14, 2013, pursuant to the SCE interconnection request for solar PV project Coronus Yucca Valley East 3, Coronus posted with SCE the initial interconnection financial security, in the amount of USD $84,500. The posting amount for the Coronus Yucca Valley East 3 project was determined by the results of the System Impact Study Coronus entered into with SCE on June 25, 2012, which the Company first reported in its News Release of June 26, 2012.

On February 20, 2013, pursuant to the SCE interconnection requests for solar PV projects Coronus 29-Palms North 2 and 3, Coronus posted with SCE the second interconnection financial securities, in the amounts of USD $156,350 and USD $126,050, respectively. The posting amount for the Coronus 29-Palms North 2 project was determined by the results of the Combined System Impact and Facility Study Coronus entered into with SCE on June 16, 2011, which the Company first reported in its News Release of June 21, 2011. The posting amount for the Coronus 29-Palms North 3 project was determined by the results of the System Impact Study Coronus entered into with SCE on February 29, 2012, which the Company first reported in its News Release of March 2, 2012.

On February 25, 2013, pursuant to the SCE interconnection requests for solar PV projects Coronus Yucca Valley East 1 and 2, Coronus posted with SCE the initial interconnection financial securities, in the amounts of USD $25,300 and USD $69,980, respectively. The posting amounts for the Coronus Yucca Valley East 1 and 2 projects were determined by the results of the System Impact Studies Coronus entered into with SCE on February 2, 2012, which the Company first reported in its News Release of February 7, 2012.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.